February 28, 2017 Kraton Corporation Fourth Quarter 2016 Earnings Presentation

Kraton Fourth Quarter 2016 Earnings Call 2 Disclaimers Forward Looking Statements Some of the statements in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This presentation includes forward-looking statements that reflect our plans, beliefs, expectations, and current views with respect to, among other things, future events and financial performance. Forward-looking statements are often characterized by the use of words such as “outlook,” “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans”, “on track” “on trend”, or “anticipates,” or by discussions of strategy, plans or intentions, including all matters described on the slide titled “2017 Modeling Assumptions” and our expectations for cost reductions, G&A synergies, future raw material prices, market factors, inflation, and currency headwinds, adjusted EBITDA results, and completion of projects. All forward-looking statements in this presentation are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in our latest Annual Report on Form 10-K for the year ended December 31, 2016, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: the integration of Arizona Chemical (now, AZ Chem Holdings LP); Kraton's ability to repay its indebtedness and risks related to incurring additional indebtedness; Kraton's reliance on third parties for the provision of significant operating and other services; conditions in, and risks associated with operating in, the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton's end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events. Pro Forma Financial Information The unaudited pro forma information presented herein is for information purposes only and is not necessarily indicative of the operating results that would have occurred had the Arizona Chemical Acquisition been consummated at the beginning of the period, nor is it necessarily indicative of future operating results. The unaudited pro forma amounts above have been calculated after applying Kraton's accounting policies and adjusting the Arizona Chemical results to reflect (1) the additional depreciation and amortization that would have been charged assuming the fair value adjustments to property, plant, and equipment, and intangible assets had been applied from January 1, 2015; (2) the elimination of historical interest expense for Arizona Chemical as this debt was paid off by the previous owners; (3) the additional interest expense resulting from the debt issued to fund the Arizona Chemical Acquisition; (4) the elimination of transaction-related costs; and (5) an adjustment to tax-effect the aforementioned unaudited pro forma adjustments using an estimated aggregate statutory income tax rate of the jurisdiction to which that above adjustments relate. The unaudited pro forma amounts do not include any potential synergies, cost savings, or other expected benefits of the Arizona Chemical Acquisition.

Kraton Fourth Quarter 2016 Earnings Call 3 GAAP Disclaimer This presentation includes the use of non-GAAP financial measures, as defined below. Tables included in this presentation reconcile each of these non- GAAP financial measures with the most directly comparable GAAP financial measure. For additional information on the impact of the spread between the FIFO basis of accounting and estimated current replacement cost (“ECRC”), see our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. We consider these non-GAAP financial measures to be important supplemental measures in the evaluation of our absolute and relative performance. However, we caution that these non-GAAP financial measures have limitations as analytical tools and may vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under GAAP in the United States. EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin: For our consolidated results, EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. For each reporting segment, EBITDA represents operating income before depreciation and amortization, disposition and exit of business activities and earnings of unconsolidated joint ventures. Among other limitations, EBITDA does not: reflect the significant interest expense on our debt or reflect the significant depreciation and amortization expense associated with our long-lived assets; and EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements since it calculation differs in such agreements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue (for each reporting segment or on a consolidated bases, as applicable). Adjusted Gross Profit and Adjusted Gross Profit Per Ton: We define Adjusted Gross Profit Per Ton as Adjusted Gross Profit divided by total sales volume (for each reporting segment or on a consolidated basis, as applicable). We define Adjusted Gross Profit as gross profit excluding certain charges and expenses. Adjusted Gross Profit is limited because it often varies substantially from gross profit calculated in accordance with U.S. GAAP due to volatility in raw material prices. Adjusted Diluted Earnings Per Share: Adjusted Diluted Earnings Per Share is Diluted Earnings (Loss) Per Share excluding the impact of a number of non- recurring items we do not consider indicative of our on-going performance. Net Debt: Net debt for Kraton is total debt (excluding debt of KFPC due to its own capital structure) less cash and cash equivalents. Consolidated net debt is Kraton net debt plus debt of KFPC less KFPC’s cash and cash equivalents. Management believes that net debt is useful to investors in determining our leverage since we could choose to use cash and cash equivalents to satisfy our debt obligations. Disclaimers

Kraton Fourth Quarter 2016 Earnings Call 4 2016 Accomplishments and Milestones Successfully integrated transformational Arizona Chemical Acquisition ▪ Achieved $37 million of G&A synergies and operational cost improvements, exceeding 2016 plan ▪ Continue to target $65 million of G&A synergies and operational improvements by year end 2018 Delivered an incremental $12 million of cost reductions in the Polymer segment, exceeding 2016 plan ▪ Mailiao HSBC plant completed Q4'16, under budget ▪ Successful preliminary test run for CariflexTM "direct-connect" project in Paulinia; project remains on plan for Q3'17 completion ▪ USBC expansion in Berre, France on plan for Q4'17 completion ▪ Continue to target $70 million of cost reductions by year end 2018 Polymer segment 2016 Adjusted EBITDA(1) of $183 million, up 10% over full year 2015 ▪ Adjusted EBITDA margin(1) of 17.9%, up 170 basis points Chemical segment 2016 Adjusted EBITDA(1)(2) of $171 million ▪ Despite headwinds in Adhesives and Chemical Intermediates, delivered Adjusted EBITDA margin(1) of 23.8% Adjusted diluted earnings per share of $2.36 in 2016, up 17% compared to 2015 Achieved year end target for Kraton net debt of $1.6 billion ▪ Net debt(1) reduced by $118 million since the date of the Arizona Chemical Acquisition (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Chemical segment results for the period January 6, 2016 (the date of the Arizona Chemical Acquisition) through December 31, 2016.

Polymer Segment Financial Results

	Three Months Ended December 31,		Years Ended December 31,	
	2016	2015	2016	2015
	($ In millions)			
Volume (kT)	73.4	74.9	324.2	306.5
Revenues:				
Cariflex	$ 44.5	$ 40.8	$ 171.0	$ 142.9
Specialty polymers	84.1	87.6	340.3	350.7
Performance products	109.9	119.7	513.1	540.6
Other	0.1	0.1	0.3	0.4
Total	$ 238.6	$ 248.3	$ 1,024.7	$ 1,034.6
Operating income	$ 18.0	$ 4.1	$ 77.9	$ 18.2
Adjusted EBITDA(1)	$ 42.1	$ 50.0	$ 183.1	$ 166.8
Adjusted EBITDA margin(1)	*17.6%*	*20.2%*	*17.9%*	*16.1%*

Note: May not foot due to rounding.

- Q4'16 Adjusted EBITDA(1) of $42.1 million compared to $50.0 million in Q4'15, which benefited from favorable trends in butadiene and strong sales volume
- Full year 2016 Adjusted EBITDA(1) of $183.1 million, up 9.8% compared to 2015, with an Adjusted EBITDA margin(1) of 17.9%
- On a full year basis, volume growth across all businesses, resulting in composite volume growth of 6%
- 2016 Adjusted gross profit per ton(1) of $868, compared to from $893 per ton in 2015 (adjusted for sale of compounding business)
- 61% of 2016 revenue was associated with differentiated product grades, up from 58% in 2015

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

Kraton Fourth Quarter 2016 Earnings Call 5

Kraton Fourth Quarter 2016 Earnings Call 6 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Chemical segment results for the period January 6, 2016 (the date of the Arizona Chemical Acquisition) through December 31, 2016. (3) The 2015 amounts have been derived from the Arizona Chemical historical operating results and are being included for comparative purposes only. Chemical Segment Financial Results ▪ Q4'16 sales volume up 4.0%, with Adhesives up 5.3% and Chemical Intermediates up 3.2% ▪ 23.8% Adjusted EBITDA margin(1) for full year 2016, despite C5 and TOFA/TOR macro factors ▪ Exceeded synergy capture expectations Three Months Ended December 31, Years Ended December 31, 2016 2015(3) 2016(2) 2015(3)   ($ In millions) Volume (kT) 103.5 99.5 411.5 414.9 Revenues: Adhesives $ 59.5 $ 61.7 $ 246.4 $ 266.9 Roads & construction 8.1 9.5 48.9 51.4 Tires 12.2 9.9 42.5 42.0 Chemical intermediates 96.9 105.2 381.5 447.0 Total $ 176.8 $ 186.4 $ 719.4 $ 807.3 Operating income $ 17.5 $ 58.4 Adjusted EBITDA(1) $ 35.2 $ 171.0 Adjusted EBITDA margin 19.9% 23.8% Note: May not foot due to rounding.

Kraton Fourth Quarter 2016 Earnings Call 7 Consolidated Financial Results (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. Three Months Ended December 31, Years Ended December 31, 2016 2015 2016 2015 ($ In millions) Revenue $ 415.4 $ 248.3 $ 1,744.1 $ 1,034.6 Net income (loss) attributable to Kraton $ (3.7) (4.0) $ 107.3 $ (10.5) Earnings (loss) per diluted share $ (0.12) $ (0.13) $ 3.43 $ (0.34) Adjusted EBITDA(1) $ 77.2 $ 50.0 $ 354.1 $ 166.8 Adjusted EBITDA margin(1) 18.6% 20.2% 20.3% 16.1% Adjusted diluted earnings per share(1) $ 0.29 $ 0.74 $ 2.36 $ 2.02 ▪ Solid Polymer segment growth coupled with accretive Arizona Chemical Acquisition results in a +2x Adjusted EBITDA growth ▪ Adjusted EBITDA margin(1) expansion of 400 basis points, driven by: ▪ Polymer segment portfolio shift ▪ Accretion from high margin Chemical segment ▪ $49 million incremental benefit of cost reset and synergy capture in 2016

Kraton Fourth Quarter 2016 Earnings Call 8 On Track to Deliver Transaction Synergies & Cost Reductions ▪ Delivered $12 million of incremental cost reductions in 2016, exceeding plan of $8-$10 million ▪ Belpre gas fired boilers completed August 2015 ▪ HSBC plant in Mailiao completed Q4'16 ▪ Cariflex "direct-connect" conversion in Paulinia underway, expect Q3'17 completion ▪ USBC expansion in Berre, France expected to be complete Q4'17 ▪ Other manufacturing energy and yield improvements ▪ Complexity reduction initiatives 10_85 11_85 Cumulative Polymer Segment Cost Reduction Realization 2016 2017 Est. 2018 Est. $31 $50 $70 Cumulative Realization of G&A Synergies 2016 2017 Est. 2018 Est. $18 $24 $25 Cumulative Chemical Segment Operational Cost Improvement Realization 2016 2017 Est. 2018 Est. $19 $34 $40 ▪ Delivered $18 million of G&A synergies in 2016, exceeding plan of $12-$15 million ▪ C-Suite ▪ Back office consolidation ▪ Shanghai office integration ▪ Reductions in indirect overhead costs - annual insurance premiums ▪ Delivered $19 million of operational cost improvements in 2016, exceeding plan of $10-$15 million ▪ Gas boiler startup in Panama City ▪ Vessel load optimization ▪ Rosin yield improvements in CTO refining ▪ DTO burn in lieu of heavy oil ▪ Increased quality of TOFA feedstock $ In millions

Kraton Fourth Quarter 2016 Earnings Call 9 Achieved Targeted Net Debt Reduction ▪ Kraton net debt reduced by $118 million since closing of Arizona Chemical Acquisition ▪ Leverage reduced to 4.8 turns as of December 31, 2016 (1) Represents the 50% investment in a joint venture, Kraton Formosa Polymers Corporation (KFPC), located in Mailiao, Taiwan, which we consolidate. As of December 31, 2016 As of January 6, 2016 (In millions) Term Loan $ 1,278.0 $ 1,350.0 10.5% Senior Notes 440.0 440.0 ABL — 37.1 Capital lease 3.0 1.6 Kraton debt 1,721.0 1,828.7 Kraton cash 107.6 97.4 Kraton net debt (non-GAAP) 1,613.4 1,731.3 KFPC(1) loan 115.9 76.9 KFPC(1) cash 14.2 9.3 KFPC(1) net debt (non-GAAP) 101.7 67.6 Consolidated net debt (non-GAAP) $ 1,715.1 $ 1,798.9

Kraton Fourth Quarter 2016 Earnings Call 10 Polymer Segment - Raw Material Price Increases ▪ Prices for butadiene, styrene, and isoprene have increased significantly ▪ North American contract price for butadiene increased 46% from January 2016 to February 2017 to $0.94/pound ▪ North American contract price to increase March ▪ We have announced price increases to mitigate impact on unit margins, but margins will reflect inherent lag in realizing price increases ▪ $30 million first quarter raw material cost headwind Record North American contract butadiene price of $1.77 per pound in August 2011 Source: IHS

Kraton Fourth Quarter 2016 Earnings Call 11 2017 Adjusted EBITDA(1) Outlook ▪ Second half 2016 financial results were adversely impacted by market factors, which we expect to continue in 2017, including: ▪ Availability of low cost C5 hydrocarbon alternatives and SIS, which impacted margins in our adhesive business ▪ Excess supply of TOFA and TOR, which impacted margins in our Chemical Intermediates business ▪ Raw material prices, particularly for butadiene, in our Polymer segment ▪ Second half 2016 Adjusted EBITDA(1) of $168 million was down approximately $20 million compared to first half 2016 Adjusted EBITDA(1) of $186 million ▪ 2017 Adjusted EBITDA(1) estimated to be approximately $350 million ▪ Expect first quarter 2017 Adjusted EBITDA(1) to be approximately $60-$65 million ▪ Expect to reduce net indebtedness by an additional $100-$150 million in 2017 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) We have not reconciled net debt guidance to debt due to high variability and difficulty in making accurate forecasts and projections that are impacted by future decisions and actions. The actual amount of such reconciling items will have a significant impact if they were included in our Adjusted EBITDA and net debt ($ In millions) Second half 2016 Adjusted EBITDA annualized (2) $ 335 Incremental synergies and cost reductions $ 40 Inflation and currency $ (25)

Kraton Fourth Quarter 2016 Earnings Call 12 2017 Modeling Assumptions(1) ($ In millions) Adjusted EBITDA(2) Includes an expectation in Q1 of approximately $60-$65 million $350 Non-cash compensation expense $10 Depreciation & amortization $135 Interest expense Cash interest of approximately $114 million (excluding $3 million of JV interest) $131 Effective tax rate 20% – 25% Capex $85 - $95 Estimated first quarter 2017 positive spread between FIFO and ECRC $30 Reduction in net debt(2) $100 - $150 (1) Management's estimates. These estimates are forward-looking statements and speak only as of February 28, 2017. Management assumes no obligation to update or confirm these estimates in light of new information or future events. (2) We have not reconciled Adjusted EBITDA guidance to net income (loss) because we do not provide guidance for net income (loss) or for items that we do not consider indicative of our on-going performance, including, but not limited to, transaction and acquisition costs and costs associated with dispositions, business exits, and production downtime, as certain of these items are out of our control and/or cannot be reasonably predicted. We have not reconciled net debt guidance to debt due to high variability and difficulty in making accurate forecasts and projections that are impacted by future decisions and actions. The actual amount of such reconciling items will have a significant impact if they were included in our Adjusted EBITDA and net debt. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort. Note: Non-cash compensation expense is excluded in determining Adjusted EBITDA and included in determining Adjusted EPS.

Appendix

Kraton Fourth Quarter 2016 Earnings Call 14 Polymer – Revenue by Geography and Product Group December 31, 2016 CARIFLEX PERFORMANCE PRODUCTSSPECIALTY POLYMERS Revenue by Geog raph y Revenue by Product Grou p Asia Pacific 93% EMEA 6% Americas 1% Asia Pacific 30% EMEA 23% Americas 47% Asia Pacific 8% EMEA 45% Americas 47% Medical 94% Industrial 6% Other 29% Industrial 10% Polymod 12% Lubricant Additives 11% Medical 11% Adhsv & Coatings 6% Personal Care 9% Cable Gels 6% Consumer 6% Paving 30% Personal Care 21% Roofing 19% Pkg & Indust Adhsv 13% Other 11% Industrial 7%

Kraton Fourth Quarter 2016 Earnings Call 15 Chemical – Revenue by Geography December 31, 2016 ADHESIVES TIRES ROADS & CONSTRUCTION CHEMICAL INTERMEDIATES Americas 57% EMEA 33% Asia Pacific 10% Americas 34% EMEA 39% Asia Pacific 27% Americas 50% EMEA 49% Asia Pacific 1% Americas 44% EMEA 41% Asia Pacific 15%

Kraton Fourth Quarter 2016 Earnings Call 16 Reconciliation of Gross Profit to Adjusted Gross Profit (non-GAAP) – Q4 2016 Three Months Ended December 31, 2016 Three Months Ended December 31, 2015 Polymer Chemical Total Total (In thousands) Gross profit $ 64,851 $ 53,203 $ 118,054 $ 66,849 Add (deduct): Restructuring and other charges (a) 135 — 135 17 Non-cash compensation expense 65 — 65 145 Spread between FIFO and ECRC (483) (79) (562) 10,514 Adjusted gross profit (non-GAAP) $ 64,568 $ 53,124 $ 117,692 $ 77,525 Sales volume (kilotons) 73.4 103.5 176.8 74.9 Adjusted gross profit per ton (non-GAAP) $ 880 $ 514 $ 666 $ 1,035 a) Severance expense and other restructuring related charges.

Kraton Fourth Quarter 2016 Earnings Call 17 Reconciliation of Gross Profit to Adjusted Gross Profit (non-GAAP) – YTD 2016 Year Ended December 31, 2016 Year Ended December 31, 2015 Polymer Chemical Total Total (In thousands) Gross profit $ 274,625 $ 204,400 $ 479,025 $ 228,656 Add (deduct): Restructuring and other charges (a) 920 8 928 159 Effect of purchase price accounting on inventory valuation (b) — 24,719 24,719 — Production downtime (c) — — — (474) Non-cash compensation expense 501 — 501 541 Spread between FIFO and ECRC 5,324 13,709 19,033 50,658 Adjusted gross profit (non-GAAP) $ 281,370 $ 242,836 $ 524,206 $ 279,540 Sales volume (kilotons) 324.2 411.5 735.7 306.5 Adjusted gross profit per ton (non-GAAP) $ 868 $ 590 $ 713 $ 912 a) Severance expenses and other restructuring related charges. b) Higher costs of goods sold for our Chemical segment related to the fair value adjustment in purchase accounting for their inventory. c) In 2015, the reduction in costs is due to additional insurance recovery related to the Belpre, Ohio, production downtime.

Reconciliation of Net Loss to Operating Income to Adjusted EBITDA (non-GAAP) - Q4 2016

(In thousands)	Three Months Ended December 31, 2016 Polymer	Three Months Ended December 31, 2016 Chemical	Three Months Ended December 31, 2016 Total	Three Months Ended December 31, 2015 Total
Net loss attributable to Kraton			$ (3,740)	$ (3,961)
Net loss attributable to noncontrolling interest			(876)	(853)
Consolidated net loss			(4,616)	(4,814)
Add (deduct):				
Income tax expense			(8,930)	2,808
Interest expense, net			37,502	6,249
Earnings of unconsolidated joint venture			(120)	(133)
Disposition and exit of business activities			11,585	—
Operating income	$ 17,955	$ 17,466	35,421	4,109
Add:				
Depreciation and amortization expenses	14,731	17,014	31,745	15,241
Disposition and exit of business activities	(7,225)	(4,360)	(11,585)	—
Earnings of unconsolidated joint venture	120	—	120	133
EBITDA	25,581	30,120	55,701	19,483
Add (deduct):				
Transaction, acquisition related costs, restructuring, and other costs (a)	5,780	756	6,536	15,278
Disposition and exit of business activities	7,225	4,360	11,585	—
Retirement plan charges (b)	—	—	—	792
Production downtime (c)	—	—	—	(250)
KFPC startup costs (d)	2,899	—	2,899	1,813
Non-cash compensation expense (e)	1,062	—	1,062	2,414
Spread between FIFO and ECRC	(483)	(79)	(562)	10,514
Adjusted EBITDA (non-GAAP)	$ 42,064	$ 35,157	$ 77,221	$ 50,044

a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges, which are primarily recorded in selling, general, and administrative expenses.
b) Charges associated with the termination of the defined benefit restoration pension plan, which are primarily recorded in selling, general, and administrative expenses.
c) In 2015, the reduction in costs is due to additional insurance recovery related to the Belpre, Ohio, production downtime, which is primarily recorded in cost of goods sold.
d) Startup costs related to the joint venture company, KFPC, which are recorded in selling, general, and administrative expenses.
e) Represents non-cash expense related to equity compensation plans. For the three months ended December 31, 2016 and 2015, respectively, $0.9 million and $2.1 million was recorded in selling, general and administrative expenses, $0.1 million and $0.2 million was recorded in research and development expenses, and $0.1 million and $0.1 million was recorded in cost of goods sold, respectively.

Kraton Fourth Quarter 2016 Earnings Call 18

Kraton Fourth Quarter 2016 Earnings Call 19 Reconciliation of Net Income (Loss) to Operating Income to Adjusted EBITDA (non-GAAP) – YTD 2016 Year Ended December 31, 2016 Year Ended December 31, 2015 (In thousands) Polymer Chemical Total Total Net income (loss) attributable to Kraton $ 107,308 $ (10,535) Net loss attributable to noncontrolling interest (2,668) (1,994) Consolidated net income (loss) 104,640 (12,529) Add (deduct): Income tax expense (benefit) (91,954) 6,943 Interest expense, net 138,952 24,223 Earnings of unconsolidated joint venture (394) (406) Loss on extinguishment of debt 13,423 — Disposition and exit of business activities (28,416) — Operating income $ 77,891 58,360 136,251 18,231 Add: Depreciation and amortization expenses 59,930 65,728 125,658 62,093 Disposition and exit of business activities 32,776 (4,360) 28,416 — Loss on extinguishment of debt (13,423) — (13,423) — Earnings of unconsolidated joint venture 394 — 394 406 EBITDA 157,568 119,728 277,296 80,730 Add (deduct): Transaction, acquisition related costs, restructuring, and other costs (a) 25,035 8,529 33,564 22,575 Disposition and exit of business activities (32,776) 4,360 (28,416) — Loss on extinguishment of debt 13,423 — 13,423 — Effect of purchase price accounting on inventory valuation (b) — 24,719 24,719 — Retirement plan charges (c) — — — 792 Production downtime (d) — — — (593) KFPC startup costs (e) 6,179 — 6,179 3,640 Non-cash compensation expense (f) 8,334 — 8,334 9,015 Spread between FIFO and ECRC 5,324 13,709 19,033 50,658 Adjusted EBITDA (non-GAAP) $ 183,087 $ 171,045 $ 354,132 $ 166,817 a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges, which are primarily recorded in selling, general, and administrative expenses. b) Higher costs of goods sold for our Chemical segment related to the fair value adjustment in purchase accounting for their inventory. c) Charges associated with the termination of the defined benefit restoration pension plan, which are primarily recorded in selling, general, and administrative expenses. d) In 2015, the reduction in costs is due to additional insurance recovery related to the Belpre, Ohio, production downtime, which is primarily recorded in cost of goods sold. e) Startup costs related to the joint venture company, KFPC, which are recorded in selling, general, and administrative expenses. f) Represents non-cash expense related to equity compensation plans. In 2016, $7.1 million, $0.7 million and $0.5 million, and in 2015, $7.8 million, $0.7 million and $0.5 million, were recorded in selling, general, and administrative expenses, research and development expenses, and cost of goods sold, respectively.

Kraton Fourth Quarter 2016 Earnings Call 20 Reconciliation of Diluted EPS to Adjusted Diluted EPS (non-GAAP) a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges which are primarily recorded in selling, general, and administrative expenses. b) Charges associated with the termination of the defined benefit restoration pension plan, which are primarily recorded in selling, general, and administrative expenses. c) In 2015, the reduction in costs is due to additional insurance recovery related to the Belpre, Ohio, production downtime, which is primarily recorded in cost of goods sold. d) Higher costs of goods sold for our Chemical segment related to the fair value adjustment in purchase accounting for their inventory. e) Startup costs related to the joint venture company, KFPC, which are recorded in selling, general, and administrative expenses. f) Reduction of income tax valuation allowance related to the assessment of our ability to utilize net operating losses in future periods. Three Months Ended December 31, Years Ended December 31, 2016 2015 2016 2015 Diluted Earnings (Loss) Per Share $ (0.12) $ (0.13) $ 3.43 $ (0.34) Transaction, acquisition related costs, restructuring, and other costs (a) 0.18 0.50 0.90 0.72 Disposition and exit of business activities (b) 0.23 — (0.59) — Loss on extinguishment of debt — — 0.27 — Retirement plan charges (c) — 0.03 — 0.03 Production downtime (c) — (0.01) — (0.02) Effect of purchase price accounting on inventory valuation (d) — — 0.63 — KFPC startup costs (e) 0.04 0.02 0.08 0.05 Valuation Allowance (f) — — (2.75) — Spread between FIFO and ECRC (0.04) 0.33 0.39 1.58 Adjusted Diluted Earnings Per Share (non-GAAP) $ 0.29 $ 0.74 $ 2.36 $ 2.02